UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2016

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Contract

On May 18, 2016, Whirlpool Corporation (the “Company”) priced an offering of $500,000,000 of 4.500% Senior Notes due 2046 (the “Notes”). In connection with the offering of the Notes, the Company entered into an Underwriting Agreement with Citigroup Global Markets Inc. and Mizuho Securities USA Inc., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed severally to purchase, subject to and upon terms and conditions set forth therein, the Notes. The offering of the Notes closed on May 23, 2016.

The Notes were issued under an indenture dated as of March 20, 2000, between the Company and U.S. Bank National Association (successor to Citibank, N.A.), as trustee, as supplemented by an officers’ certificate establishing the terms and providing for the issuance of the Notes, a copy of which is filed as Exhibit 4.1 hereto.

The Company intends to use the net proceeds from the sale of the Notes to repay $250 million aggregate principal amount of 6.5% senior notes maturing on June 15, 2016 and $244 million aggregate principal amount of 7.75% debentures maturing on July 15, 2016, and if any remain, for general corporate purposes.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-203704) filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2015. On May 19, 2016, the Company filed a final prospectus supplement with the Commission relating to the Notes. Kirkland & Ellis LLP has issued an opinion, dated May 23, 2016, to the Company regarding certain legal matters with respect to the offering of the Notes, a copy of which is filed as Exhibit 5.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement, dated May 18, 2016, by and among Whirlpool Corporation, Citigroup Global Markets Inc. and Mizuho Securities USA Inc.

4.1	Certificate of Designated Officers of Whirlpool Corporation, dated May 23, 2016.

5.1	Opinion of Kirkland & Ellis.

12.1	Ratio of Earnings to Fixed Charges.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report relating to the Company’s beliefs regarding use of proceeds from the offering constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this Current Report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. These statements rely on assumptions which may or may not be realized. Reference should be made to the factors discussed under “Risk Factors” set forth in Whirlpool’s periodic reports filed with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

May 23, 2016	By:	/s/ BRIDGET K. QUINN
Name: Bridget K. Quinn
Title: Corporate Secretary and Group Counsel

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement, dated May 18, 2016, by and among Whirlpool Corporation, Citigroup Global Markets Inc. and Mizuho Securities USA Inc.

4.1	Certificate of Designated Officers of Whirlpool Corporation, dated May 23, 2016.

5.1	Opinion of Kirkland & Ellis.

12.1	Ratio of Earnings to Fixed Charges.